Exhibit 99.1

Marchex Announces Third Quarter 2025 Results and Agreement in Principle to Acquire Archenia

SEATTLE, WA – November 13, 2025 – Marchex, Inc. (NASDAQ: MCHX), which harnesses the power of AI and conversational intelligence to drive operational excellence and revenue acceleration, today announced its financial results for the third quarter ended September 30, 2025, as well as an agreement in principle to acquire Archenia, Inc.

Q3 2025 Financial Highlights

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GAAP revenue was $11.5 million for the third quarter of 2025, compared to $12.6 million for the third quarter of 2024.
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Net loss was $1.0 million for the third quarter of 2025 or $(0.02) per diluted share, compared to a net loss of $0.8 million or $(0.02) per diluted share for the third quarter of 2024.
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Adjusted earnings before interest, taxes, depreciation, and amortization ("EBITDA") was a gain of $0.6 million for the third quarter of 2025, compared to a gain of $0.3 million for the third quarter of 2024. Adjusted EBITDA for the third quarter of 2025 includes $0.5 million of reorganization costs and excluding these amounts would result in an Adjusted EBITDA gain of $1.1 million.
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Adjusted non-GAAP income per share for the third quarter of 2025 was $0.00, compared to a loss per share of ($0.01) for the third quarter of 2024.

Troy Hartless, President of Marchex, commented, “The third quarter represented continued progress with launching new products and accelerating sales bookings to our highest levels this year. While we did see some additional revenue migration dilution as we near completion of our technology platform migration, we improved quarterly Adjusted EBITDA, net of reorganization costs, to $1.1 million, or approximately 50% over the 2025 second quarter, showing the magnitude of our operating leverage. Based on this overall progress with accelerating sales bookings, which we anticipate can continue and compound, we believe we are gaining visibility on increased, sustainable sales growth moving into 2026.”

THE FOLLOWING FORWARD-LOOKING LOOKING STATEMENTS REFLECT MARCHEX’S EXPECTATIONS AS OF NOVEMBER 13, 2025

In the third quarter of 2025, Marchex saw meaningful increases in sales bookings. With the ongoing launch of new products on the new technology platform, the company believes it can continue to see increases going forward. With the sales expansion currently under way and the primary platform migration completion by year’s end, Marchex currently believes that in the course of 2026, it can see revenue growth on a run rate basis in the 10% range from year end levels. The company also believes that in the course of 2026, the combination of increasing revenue growth combined with lower overall operating expenses can lead to Adjusted EBITDA margins of 10% or more.

As previously communicated in its second quarter 2025 earnings announcement, based on typical seasonality and revenue migration dilution associated with migrating more than 1,000 customers onto the new technology platform, Marchex currently anticipates that both Revenue and Adjusted EBITDA will be sequentially lower in the fourth quarter of 2025 as compared to the third quarter of 2025.

Update on Marchex 2025 Strategic Product Launches and Accelerants:

Over the course of 2025, Marchex has significantly expanded its product platform capabilities for customers and prospects. Throughout 2025, Marchex has launched or is launching its new unified user interface across Marchex’s product suite, new vertical AI capabilities, and various other new products and features, including:

AI Benchmarking: In October, Marchex announced the launch of Industry Benchmarking within the Key Insights Dashboard of the Marchex Engage Platform. This new capability for Fortune 500 companies and other customers equips businesses with industry-specific benchmarks tied to the key performance indicators (KPIs) that matter most, helping leaders identify where they outperform the market and where they need to take actions to drive improvements.

AgentAI Optimizer: Marchex expects to soon launch its AgentAI Optimizer, which prescriptively analyzes the performance and effectiveness of third-party AI-Agents for Fortune 500 businesses and other customers.

Marchex Engage GPT: Later in the fourth quarter, the company expects to launch Marchex Engage GPT, which is its business-specific, large language model capabilities that enables Fortune 500 and other businesses to effectively search their own structured data.

New AI-Powered Conversational Intelligence Solutions for the Health Care and Senior Living Industries Launched: Marchex continues to expand its industry-leading vertical solutions with recent advancements in verticalized AI-driven analysis.

In August, Marchex released its new AI-powered healthcare solution designed for health systems, large ambulatory care facilities, and healthcare marketing organizations. This solution equips these organizations with data that more accurately attributes marketing-driven patient leads, prioritizes high-value appointments, and provides alerts for critical patient engagement challenges.

In October, the company released its senior living solution, which is designed to help senior living organizations better optimize marketing spend, understand the specific needs of every prospect, and surface the key reasons potential residents choose to select or reject facilities.

Marchex’s offerings are tailored to the needs of each key vertical, allowing Marchex to provide prescriptive analytics uniquely calibrated to each industry’s omnichannel conversational trends.

Agreement in Principle to Acquire Archenia

Marchex has entered into an Agreement in Principle (“AIP”) dated November 13, 2025 to acquire 100% of the stock of Archenia, Inc. (the “Transaction”) from its stockholders (the “Sellers”) for consideration consisting of a $10 million convertible promissory note (the “Note”), with interest at 6%, payable in three equal tranches on the 12, 18 and 24 monthly anniversaries of the closing date of the Transaction (the “Closing Date”). Principal and interest under the Note would be convertible in whole or in part into shares of Marchex’s Class B common stock at $1.80 per share (the 30-day average closing price through November 11, 2025). In addition, for each of the first and second 12-month periods following the Closing Date, to the extent Archenia’s revenue and Adjusted EBITDA exceed thresholds to be agreed to in the Definitive Agreement (as defined below), Marchex would issue to the Sellers 2 million shares of its Class B common stock for each such period.

A special committee of Marchex’s Board of Directors consisting solely of independent directors (the “Special Committee”) has approved Marchex entering into the AIP because certain of the Sellers are related parties. The parties have agreed to promptly commence to negotiate a definitive purchase agreement (the “Definitive

Agreement”) relating to the Transaction. Conditions to entering into the Definitive Agreement include receipt of audited financial statements of Archenia for such periods as required by SEC rules, and receipt of a customary fairness opinion by a financial advisor selected by the Special Committee. Conditions to closing the Transaction shall include approval of the Transaction by a majority of Marchex’s disinterested stockholders. The Closing Date, in the event a Definitive Agreement is entered into and the Transaction is approved by disinterested stockholders, is anticipated to occur in the first half of 2026.

Archenia Overview

Archenia is a performance-based, customer qualification and acquisition company which transforms consumer intent into AI-verified, outcome-based results. Leveraging advanced AI signals, natural-language analytics, and automated decisioning, Archenia detects consumer intent and advertiser value in real time, optimizing customer acquisition campaigns dynamically across channels. With machine-learning models that continuously refine qualification accuracy and ROI, Archenia enables its customers to pay for verified, AI-validated outcomes such as appointments, sales, and high-intent conversations. Trusted by leading national brands in such verticals as insurance, home services, health care, and automotive, Archenia turns consumer intent into highly qualified, data-driven growth opportunity.

For the nine months ended September 30, 2025, Archenia estimates that its revenue was more than $14 million with positive adjusted EBITDA. For full year 2025, Archenia estimates that its revenue is anticipated to be more than $17 million. Archenia’s revenue estimates are based on its unaudited results, and it defines Adjusted EBITDA as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization, stock-based compensation expense, and certain non-recurring, discretionary expenditures incurred at the discretion of the shareholders that are (i) not expected to recur in the ordinary course of business, and (ii) not essential to the continuing operations of the Company.

Benefits of the Potential Combination:

Marchex believes its potential acquisition of Archenia, if successfully consummated, would create a vertically focused, AI-driven customer acquisition and outcome-optimization platform. By integrating deep insights, automated actions, and verifiable outcomes, the potential combined company could have the opportunity to achieve greater revenue scale and growth, higher margins, expanded market reach, and enhanced strategic flexibility.

The company believes that the rapid emergence of AI is accelerating the industry’s move to new Pay-Per-Event models, consistent with the capabilities of the potential combined company. Additionally, expanded AI-driven product offerings across insights, actions and outcomes may create more ways to win new business and to bundle solutions that create greater customer value and retention.

Marchex believes the potential combination with Archenia, if successfully consummated, could deliver growth acceleration and improved operating leverage:

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Potentially Expanded Addressable Market, Cross-Sell and Bundle:

Marchex believes the combined ability to sell insights, actions and outcomes would meaningfully expand its addressable market. Additionally, the company believes it would have the ability to offer or bundle Archenia’s outcome-based solutions to many of Marchex’s insights-based enterprise customers.

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Potential Revenue, Scale, and Growth:
Marchex believes that revenue run rates for the potential combined company are approximately $15 million quarterly, or approximately $60 million annualized, which could grow in the 15-20% range in the course of 2026.
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Potential Adjusted EBITDA Expansion:
Marchex believes that Adjusted EBITDA margins are anticipated to trend to 10% or more in 2026; the company believes Archenia could contribute additional positive Adjusted EBITDA beyond these levels.

About Marchex

Marchex harnesses the power of AI and conversational intelligence to provide actionable insights aligned with prescriptive vertical market data analytics, driving operational excellence and revenue acceleration. Marchex enables sales, marketing, service, operations, and executive teams to optimize customer journey experiences across omnichannel communication channels. Through our prescriptive analytics solutions, we enable the alignment of enterprise strategy, empowering businesses to increase revenue through informed decision-making and strategic execution. Marchex provides conversational intelligence AI-powered solutions for market-leading companies in leading B2B2C vertical markets, including several of the world’s most innovative and successful brands.

Please visit www.marchex.com, www.marchex.com/blog, or @marchex on X, where Marchex discloses material information from time to time about the Company, its financial information, and its business.

Forward-Looking Statements

Certain statements included above contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding the entering the Definitive Agreement, its terms, and consummation of the Transaction, the satisfaction of the thresholds for the contingent consideration contemplated by the AIP, Archenia’s estimated financial results and benefits of the proposed combination, and the Company’s strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on such statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in such statements due to a number of important factors, including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions. These factors are described in greater detail in the “Risk Factors” section of the Company’s most recent periodic report or registration statement filed with the SEC. All of the information provided herein is as of November 13, 2025 and the Company undertakes no duty to update the information provided herein.

In the event the earnings release contains links to third party websites or materials, the links are provided solely as a convenience to the user. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Non-GAAP Financial Information

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including adjusted EBITDA and adjusted non-GAAP income (loss) per share. Financial analysts and investors may use adjusted EBITDA to help with comparative financial evaluation to make informed investment decisions. Financial analysts and investors may use adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used earnings per share related measures, along with other measures, to estimate the value of a Company, to make informed investment decisions, and to evaluate a Company's operating performance compared to that of other companies in its industry.

Adjusted EBITDA represents net income (loss) before (1) interest, (2) income taxes, (3) amortization of intangible assets from acquisitions, (4) depreciation and amortization, (5) stock-based compensation expense, and (6) acquisition and disposition-related costs. Adjusted EBITDA is a metric by which Marchex has evaluated the performance of its business, to include being the basis on which Marchex's internal budgets have been based and by which Marchex's management has been evaluated. This measure is used by our management to understand and evaluate our core operating performance and trends, and management believes it provides meaningful information regarding the Company's liquidity and ability to fund its operations and financing obligations.

Adjusted non-GAAP income (loss) per share represents adjusted non-GAAP income (loss) divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs, (3) amortization of intangible assets from acquisitions, and (4) interest (income) expense and other, net.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the Company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Marchex Investor Relations
Email: ir@marchex.com

Or

Marchex Corporate Communications

Email: pr@marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In Thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$11,514	$12,553	$34,572	$36,200
Expenses:
Cost of revenue (1)	4,217	4,224	12,463	12,790
Amortization of capitalized software development costs	29	—	39	—
Total cost of revenue (1)	4,246	4,224	12,502	12,790
Sales and marketing (1)	2,906	3,224	9,337	8,753
Product development (1)	2,370	3,106	7,542	9,573
General and administrative (1)	2,933	2,673	8,537	7,492
Amortization of intangible assets from acquisitions	—	151	—	452
Total operating expenses	$12,455	$13,378	$37,918	$39,060
Loss from operations	(941)	(825)	(3,346)	(2,860)
Interest income (expense) and other, net	(52)	19	569	(90)
Loss before income tax expense	(993)	(806)	(2,777)	(2,950)
Income tax expense	27	25	141	87
Net loss applicable to common stockholders	$(1,020)	$(831)	$(2,918)	$(3,037)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.02)	$(0.02)	$(0.07)	$(0.07)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	39,247	38,539	39,183	38,445
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	43,908	43,200	43,844	43,106
(1) Includes stock-based compensation allocated as follows:
Cost of revenue	$4	$8	$8	$14
Sales and marketing	100	41	297	217
Product development	70	13	175	35
General and administrative	746	349	1,451	1,015
Total	$920	$411	$1,931	$1,281

MARCHEX, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In Thousands)

	(Unaudited)
	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$10,321	$12,767
Accounts receivable, net	7,396	7,072
Prepaid expenses and other current assets	2,686	2,439
Total current assets	20,403	22,278
Property and equipment, net	1,722	1,811
Other assets, net	714	397
Right-of-use lease assets	748	1,156
Goodwill	17,558	17,558
Total assets	$41,145	$43,200
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,640	$1,349
Accrued benefits and payroll	1,026	2,133
Other accrued expenses and current liabilities	3,627	4,197
Deferred revenue and deposits	430	1,093
Operating lease liability, current	342	495
Total current liabilities	8,065	9,267
Deferred tax liabilities	678	579
Operating lease liability, non-current	460	721
Total liabilities	$9,203	$10,567
Stockholders’ equity:
Class A common stock	$49	$49
Class B common stock	393	390
Additional paid-in capital	360,596	358,372
Accumulated deficit	(329,096)	(326,178)
Total stockholders’ equity	31,942	32,633
Total liabilities and stockholders’ equity	$41,145	$43,200

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss applicable to common stockholders	$(1,020)	$(831)	$(2,918)	$(3,037)
Interest (income) expense and other, net	52	(19)	(569)	90
Income tax expense	27	25	141	87
Amortization of intangible assets from acquisitions	—	151	—	452
Amortization of capitalized software development costs	31	—	42	—
Depreciation and amortization	611	576	1,850	1,284
Stock-based compensation	920	411	1,931	1,281
Adjusted EBITDA	$621	$313	$477	$157

MARCHEX, INC. AND SUBSIDIARIES

(In Thousands)

(Unaudited)

Reconciliation of Net Loss per Share to Adjusted Non-GAAP Income (Loss) per Share (1)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss per share applicable to common stockholders, diluted	$(0.02)	$(0.02)	$(0.07)	$(0.07)
Stock-based compensation	0.02	0.01	0.04	0.03
Amortization of intangible assets from acquisitions	—	—	—	0.01
Interest income (expense) and other, net	—	—	0.01	—
Adjusted non-GAAP income (loss) per share	$0.00	$(0.01)	$(0.02)	$(0.03)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and adjusted non-GAAP income (loss) per share	43,908	43,200	43,844	43,106

(1)
For the purpose of computing the number of diluted shares for adjusted non-GAAP loss per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net loss per share.